UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 8, 2005
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100 DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
__________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 8, 2005, Crosstex Energy, L.P. (the “Company”) entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) with El Paso Corporation (“El Paso”) to acquire El Paso’s processing and liquids business in South Louisiana for a purchase price of approximately $500 million. The Purchase Agreement is subject to customary regulatory approvals and completion of certain pre-closing conditions by both parties. The Company expects that the Purchase Agreement will close in the fourth quarter of 2005.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference. A press release regarding the Purchase Agreement was issued by the Company on August 8, 2005 and has been previously furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 9, 2005.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Purchase and Sale Agreement, dated as of August 8, 2005, by and between Crosstex Energy, L.P. and El Paso Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CROSSTEX ENERGY, L.P.
By: Crosstex Energy GP, L.P., its General Partner
By: Crosstex Energy GP, LLC, its General Partner

Date: August 11, 2005	By: /s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Purchase and Sale Agreement, dated as of August 8, 2005, by and between Crosstex Energy, L.P. and El Paso Corporation.

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